                                                                     Exhibit 5.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Marvin Winick           Alice Eastman Helle      Miranda L. Hughes        James S. Niblock
DES MOINES, IOWA  50309-2510   Richard W. Baskerville  Michael R. Blaser        Duane P. Hagerty         Ann Holden Kendell
                               Bruce Graves            Thomas D. Johnson        James A. Napier          Rebecca A. Brommel
TELEPHONE: (515) 242-2400      Steven C. Schoenebaum   Charles J. Krogmeier     Christine B. Long
FACSIMILE: (515) 283-0231      Harold N. Schneebeck    Christopher R. Sackett   Kelly D. Hamborg
                               Paul D. Hietbrink       Sean P. Moore            William E. Hanigan
URL:  www.ialawyers.com        William C. Brown        Stuart I. Feldstein      Mary A. Ericson          Patents and Trademarks
                               Richard K. Updegraff    Nancy S. Boyd            Deborah J. Schmudlach      James A. Napier
Offices in:                    Jill Thompson Hansen    James L. Pray            Danielle K. Dixon
  Pella, Iowa                  Paul E. Carey           Brenton D. Soderstrum    Brian P. Rickert         Washington, D.C. Office
  Washington, D.C.             Douglas E. Gross        Fred L. Morris           Anna N. Evans              Brian Kennedy
                               John D. Hunter          Michael D. Treinen       Jeffrey L. Himrich
                               James H. Gilliam        Scott L. Long            Valerie D. Bandstra
                               Robert D. Andeweg       Ronni F. Begleiter       Alexander M. Johnson     Walter R. Brown (1921-2000)


                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                             (515) 242-2473
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                          hanigan@ialawyers.com

                                  July 18, 2002

The Board of Directors
East Kansas Agri-Energy, L.L.C.
20477 S.W. Florida Road
Westphalia, Kansas  66093

    RE: 2002 Registration Statement

Dear Sirs:

In connection with the proposed offer and sale of up to 18,000 units of the membership interests (the "Membership Units") of East Kansas Agri-Energy, L.L.C. (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

     1.   The Company's Articles of Organization;
     2.   The Company's Operating Agreement;
     3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and
     4. The Company's Registration Statement, as filed by East Kansas Agri-Energy, L.L.C. with the United States Securities and Exchange Commission on July 18, 2002.

In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

July 18, 2002
Page 2

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be duly authorized, fully paid and non-assessable.

                                             Very truly yours,


                                             Bill Hanigan

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